EXHIBIT 32

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      In connection with the quarterly report of Synergy Resources Corporation,
(the "Company") on Form 10-Q for the quarter ended February 28, 2010 as filed with the Securities Exchange Commission on the date hereof (the "Report") Ed Holloway, the Principal Executive Officer of the Company and Frank L. Jennings, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:



     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 April 12, 2010                              /s/ Edward Holloway
                                             ------------------------------
                                             Edward Holloway, Principal
                                                Executive Officer


 April 12, 2010                              /s/ Frank L. Jennings
                                             ------------------------------
                                             Frank L. Jennings, Principal
                                                Financial Officer